U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                   FORM 8-KSB

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): August 22, 2001


                            VARNER TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



Nevada                              333-41026                    98-0186841
(State or Other              (Commission File Number)           (IRS Employer
Jurisdiction                                                 Identification No.)
Incorporation)



    1819 Clarkson Road, Suite 204, Chesterfield, Missouri         63017
    (Address of Principal Executive Offices)                      (Zip Code)

                                (314) - 530-4532
              (Registrant's Telephone Number, including Area Code)

                         PEPPERMILL CAPITAL CORPORATION
          (Former Name or Former Address, if changed since Last Report)



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Item 2. Acquisition or Disposition of Assets.

     On August 22, 2001, the Registrant, Peppermill Capital Corporation, a Nevada corporation (the "Company") merged with Varner Technologies, Inc., a Missouri Corporation. The surviving entity, Peppermill Capital Corporation, has been renamed Varner Technologies, Inc. pursuant to the terms of the plan of merger.

In connection with the merger, each holder of one share of common stock or one share of non-voting common stock of Varner received three shares of Peppermill common stock; (ii) each holder of one share of preferred stock of Varner received five shares of a newly created class of Peppermill preferred stock; and
(iii) each holder of one share of Peppermill common stock received a dividend of four additional shares of Peppermill common stock.

     The merger completes the business combination transaction described in the Company's Form S-4 Registration Statement, as amended.

Item 7(a). Financial Statements of Business Acquired

     The financial statements of Varner Technologies, Inc., a Missouri corporation, which merged into Peppermill Capital Corporation, shall be filed by later amendment to this report on Form 8-K as soon as practicable, but in any event no later than 60 days after September 6, 2001.

Item 7(b).

     All pro-forma financial information, if required, shall be filed by later amendment to this report on 8-K as soon as practicable, but in any event no later than 60 days after September 6, 2001.

Item 7(c). Exhibits

          10.1 Agreement and Plan of Merger, dated as of June 2, 2000, between Varner Technologies, Inc., a Missouri corporation, and Peppermill Capital Corporation (incorporated by reference to the Registrant's Post-Effective Registration Statement on Form S-4, as Exhibit 2.2, as filed with the Commission on July 11, 2001).



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Varner Technologies, Inc.
                                                 (Registrant)

Date: September 4, 2001                     By:  /s/ Clayton W. Varner
                                                 -------------------------------
                                                 Clayton W. Varner, President



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